                                                                     Exhibit 99


                      FEDERAL DEPOSIT INSURANCE CORPORATION

                             WASHINGTON, D. C. 20219

                                   FORM 10-QSB

                   Quarterly Report Under Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

For Quarter Ended                                 Commission File Number:    N/A
September 30, 2002

                              PENDLETON COUNTY BANK

         West Virginia                                           55-0251555
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                              300 North Main Street
                                  P. O. Box 487
                          Franklin, West Virginia 26807

                    Issuer's telephone number: (304) 358-2311

Indicate by check mark whether the registrant (1) filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirement for the past 90 days. Yes X No ___

      State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date.

           Class                               Outstanding at September 30, 2002
Common Stock, par value - $1.00                         900,000 shares

Transitional Small Business Disclosure Format (check one):  Yes ___  No X

[SBH & CO LETTERHEAD]



Board of Directors
Pendleton County Bank
Franklin, West Virginia

      We have reviewed the accompanying balance sheet of Pendleton County Bank as of September 30, 2002, the related statements of income for the nine and three month periods ended September 30, 2002 and 2001, statements of changes in stockholders' equity and statements of cash flows for the nine month periods ended September 30, 2002 and 2001. These financial statements are the responsibility of the Company's management.

      We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

      Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with generally accepted accounting principles.

      We previously audited in accordance with generally accepted auditing standards, the balance sheet as of December 31, 2001, and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended (not presented herein), and in our report dated February 9, 2002, we expressed an unqualified opinion on those consolidated financial statements but we have not performed any auditing procedures since that date. In our opinion, the information set forth in the accompanying balance sheet information as of December 31, 2001, is fairly stated in all material respects in relation to the balance sheet from which it has been derived.

                                                  S. B. Hoover & Company, L.L.P.


November 11, 2002

                      Federal Deposit Insurance Corporation

                             Washington, D.C. 20219

                                   Form 10-QSB

                                TABLE OF CONTENTS

                                                                                                 PAGE
                                                                                                 ----
PART I.        FINANCIAL INFORMATION

      Item 1.   Financial Statements

                Statements of Income - Nine Months Ended
                September 30, 2002 and 2001                                                         2

                Statements of Income - Three Months Ended
                September 30, 2002 and 2001                                                         3

                Balance Sheets  - September 30, 2002 and
                December 31, 2001                                                                   4

                Statements of Changes in Stockholders' Equity -
                Nine Months Ended September 30, 2002 and 2001                                       5

                Statements of Cash Flows - Nine Months
                Ended September 30, 2002 and 2001                                                   6

                Notes to Financial Statements                                                       7

      Item 2.   Management's Discussion and Analysis of Financial
                Condition and Results of Operations                                                 9

      Item 3.   Controls and Procedures                                                            13

PART II.       OTHER INFORMATION

      Item 1.   Legal Proceedings                                                                  14

      Item 2.   Changes in Securities                                                              14

      Item 3.   Defaults Upon Senior Securities                                                    14

      Item 4.   Submission of Matters to a Vote of Security Holders                                14

      Item 5.   Other Information                                                                  14

      Item 6.   Exhibits and Reports on Form 8K                                                    15

               SIGNATURES                                                                          16

               Certification of Executive Vice President and Chief Executive Officer               17
               Certification of Chief Financial Officer                                            19

Part I.  Financial Information

Item 1.  Financial Statements

                              PENDLETON COUNTY BANK
                              STATEMENTS OF INCOME
                (In thousands, except for per share information)

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                           ------------------------
                                                             2002             2001
                                                           --------        --------
INTEREST AND DIVIDEND INCOME:
   Loans including fees                                    $  5,283        $  5,077
   Debt securities - taxable                                    598             905
   Debt securities - nontaxable                                 653             618
   Deposits and federal funds sold                               31             110
                                                           --------        --------

   Total Interest and Dividend Income                         6,565           6,710
                                                           --------        --------

INTEREST EXPENSE:
   Deposits                                                   2,187           3,100
   Borrowings                                                     3               7
                                                           --------        --------

   Total Interest Expense                                     2,190           3,107
                                                           --------        --------

NET INTEREST INCOME                                           4,375           3,603

PROVISION FOR LOAN LOSSES                                        90              90
                                                           --------        --------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES           4,285           3,513
                                                           --------        --------

NONINTEREST INCOME:
   Service charges on deposit accounts                          128              72
   Other income                                                 129              84
   Gain on security transactions                                 43               1
                                                           --------        --------

   Total Noninterest Income                                     300             157
                                                           --------        --------

NONINTEREST EXPENSE:
   Salaries and benefits                                      1,410           1,066
   Occupancy expenses                                           149             138
   Equipment expenses                                           257             236
   Other expenses                                               807             492
                                                           --------        --------

   Total Noninterest Expenses                                 2,623           1,932
                                                           --------        --------

INCOME BEFORE INCOME TAXES                                    1,962           1,738

INCOME TAX EXPENSE                                              559             488
                                                           --------        --------

   NET INCOME                                              $  1,403        $  1,250
                                                           ========        ========

EARNINGS PER SHARE
   Net Income                                              $   1.56        $   1.39
                                                           ========        ========

   Weighted Average Shares Outstanding                      900,000         900,000
                                                           ========        ========

        The accompanying notes are an integral part of these statements.

                              PENDLETON COUNTY BANK
                              STATEMENTS OF INCOME
                (In thousands, except for per share information)

                                                              THREE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                           ------------------------
                                                             2002             2001
                                                           --------        --------
INTEREST AND DIVIDEND INCOME:
   Loans including fees                                    $  1,818        $  1,701
   Debt securities - taxable                                    187             273
   Debt securities - nontaxable                                 211             223
   Deposits and federal funds sold                                8              33
                                                           --------        --------

   Total Interest and Dividend Income                         2,224           2,230
                                                           --------        --------

INTEREST EXPENSE:
   Deposits                                                     715             984
   Borrowings                                                     2               3
                                                           --------        --------

   Total Interest Expense                                       717             987
                                                           --------        --------

NET INTEREST INCOME                                           1,507           1,243

PROVISION FOR LOAN LOSSES                                        30              30
                                                           --------        --------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES           1,477           1,213
                                                           --------        --------

NONINTEREST INCOME:
   Service charges on deposit accounts                           53              29
   Other income                                                  46              34
                                                           --------        --------

   Total Noninterest Income                                      99              63
                                                           --------        --------

NONINTEREST EXPENSE:
   Salaries and benefits                                        484             351
   Occupancy expenses                                            53              49
   Equipment expenses                                            91              84
   Other expenses                                               275             156
                                                           --------        --------

   Total Noninterest Expenses                                   903             640
                                                           --------        --------

INCOME BEFORE INCOME TAXES                                      673             636

INCOME TAX EXPENSE                                              187             189
                                                           --------        --------

   NET INCOME                                              $    486        $    447
                                                           ========        ========

EARNINGS PER SHARE
   Net Income                                              $   0.54        $   0.50
                                                           ========        ========

   Weighted Average Shares Outstanding                      900,000         900,000
                                                           ========        ========

        The accompanying notes are an integral part of these statements.

                              PENDLETON COUNTY BANK
                                 BALANCE SHEETS
                                 (In thousands)

                                                    SEPTEMBER 30,   DECEMBER 31,
                                                       2002            2001
                                                     --------        --------
ASSETS

Cash and due from banks                              $  2,949        $  2,343
Federal funds sold                                      1,000           3,250
Interest bearing deposits in banks                        128             114
Investment securities
   Available for sale                                  35,470          35,996
Loans receivable, net of allowance for loan
   losses of $1,055 and $960, respectively             97,794          82,797
Bank premises and equipment, net                        3,794           3,422
Other assets                                            1,698           1,746
                                                     --------        --------

   Total Assets                                      $142,833        $129,668
                                                     ========        ========

LIABILITIES

Deposits
   Noninterest bearing demand                        $ 11,026        $ 10,389
   Interest bearing
      Demand                                           17,002          12,233
      Savings                                          26,843          25,907
      Time deposits over $100,000                      17,185          14,886
      Other time deposits                              46,815          45,147
                                                     --------        --------

   Total Deposits                                     118,871         108,562

Accrued expenses and other liabilities                    917             888
Borrowings                                                775             126
                                                     --------        --------

   Total Liabilities                                  120,563         109,576
                                                     --------        --------

STOCKHOLDERS' EQUITY

Common stock; $1 par value, 900,000 shares
   authorized and outstanding                             900             900
Additional paid in capital                                900             900
Retained earnings                                      19,520          18,117
Accumulated other comprehensive income                    950             175
                                                     --------        --------

   Total Stockholders' Equity                          22,270          20,092
                                                     --------        --------

   Total Liabilities and Stockholders' Equity        $142,833        $129,668
                                                     ========        ========

        The accompanying notes are an integral part of these statements.

                              PENDLETON COUNTY BANK
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                 (In thousands)

                                                            NINE MONTHS ENDED
                                                               SEPTEMBER 30,
                                                         -------------------------
                                                           2002              2001
                                                         --------         --------
Balance, beginning of period                             $ 20,092         $ 18,994

Adjustment necessary to reclassify investment
   securities to the available for sale category,
   net of income taxes                                                         (70)
                                                         --------         --------

Comprehensive Income:

   Net income for period                                    1,403            1,250
   Net change in unrealized gains on securities
      available for sale, net of income taxes                 775              536
                                                         --------         --------

   Total Comprehensive Income                               2,178            1,786
                                                         --------         --------

Balance, end of period                                   $ 22,270         $ 20,710
                                                         ========         ========

        The accompanying notes are an integral part of these statements.

                              PENDLETON COUNTY BANK
                            STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                      NINE MONTHS ENDED
                                                                         SEPTEMBER 30,
                                                                   -------------------------
                                                                     2002             2001
                                                                   --------         --------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                      $  1,403         $  1,250
   Adjustments to reconcile net income to net
      cash provided by operating activities:
         Provision for loan losses                                       90               90
         Depreciation                                                   201              180
         Net accretion/amortization of securities                         7               (7)
         Gain on sale of securities                                     (43)
         Net change in:
            Accrued income                                              (33)              16
            Other assets                                                 81              137
            Accrued expense and other liabilities                      (467)             100
                                                                   --------         --------

Net Cash Provided by Operating Activities                             1,239            1,766
                                                                   --------         --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Net change in federal funds sold                                   2,250           (4,100)
   Net increase in interest bearing deposits in other banks             (14)            (121)
   Proceeds from maturities and sales of securities
      available for sale                                             11,206           16,507
   Purchase of securities available for sale                         (9,373)         (14,816)
   Net change in loans                                              (15,087)            (926)
   Proceeds from sale of bank premises and equipment                     20
   Purchase of bank premises and equipment                             (593)             (38)
                                                                   --------         --------

   Net Cash Used in Investing Activities                            (11,591)          (3,494)
                                                                   --------         --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net change in:
      Demand and savings deposits                                     6,342           (2,206)
      Time deposits                                                   3,967            2,793
   Proceeds from borrowings                                           3,123            2,705
   Curtailments of borrowings                                        (2,474)          (2,705)
                                                                   --------         --------

   Net Cash Provided by Financing Activities                         10,958              587
                                                                   --------         --------

CASH AND CASH EQUIVALENTS:
   Net increase (decrease) in cash and cash equivalents                 606           (1,141)
   Cash and Cash Equivalents, Beginning of Period                     2,343            3,342
                                                                   --------         --------

   Cash and Cash Equivalents, End of Period                        $  2,949         $  2,201
                                                                   ========         ========

Supplemental Disclosure of Cash Paid During the Year for:
   Interest                                                        $  2,252         $  3,139
   Income taxes                                                         830              349

        The accompanying notes are an integral part of these statements.

                              PENDLETON COUNTY BANK
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1      ACCOUNTING PRINCIPLES:

      The financial statements conform to generally accepted accounting principles and to general industry practices. In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position as of September 30, 2002 and 2001 and the results of operations for the periods then ended. The notes included herein should be read in conjunction with the notes to the financial statements included in the 2001 annual report to stockholders of Pendleton County Bank.

NOTE 2      INVESTMENT SECURITIES:

      The amounts at which investment securities are carried in the balance sheets and their approximate market values at September 30, 2002 and December 31, 2001 follows:

                                        September 30, 2002            December 31, 2001
                                      ----------------------        ----------------------
                                      Amortized       Market       Amortized        Market
                                        Cost          Value          Cost           Value
                                      -------        -------        -------        -------
Securities available for sale:
    U.S. Treasury and agency
     obligations                      $10,819        $11,255        $13,701        $13,852
    State and municipal                19,319         20,379         19,936         20,092
    Mortgage-backed securities          3,800          3,836          2,097          2,052
                                      -------        -------        -------        -------

    Total                             $33,938        $35,470        $35,734        $35,996
                                      =======        =======        =======        =======

NOTE 3      LOANS:

      Loans outstanding are summarized as follows:

                                                    September 30,    December 31,
                                                        2002             2001
                                                      --------         --------
Real estate loans                                     $ 75,195         $ 61,516
Commercial and industrial loans                          9,512           10,368
Loans to individuals, primarily collateralized
  by autos                                              11,428           10,437
All other loans                                          2,714            1,436
                                                      --------         --------

  Total Loans                                           98,849           83,757

Less allowance for loan losses                          (1,055)            (960)
                                                      --------         --------

  Net Loans Receivable                                $ 97,794         $ 82,797
                                                      ========         ========

                              PENDLETON COUNTY BANK
                          NOTES TO FINANCIAL STATEMENTS

NOTE 4      ALLOWANCE FOR LOAN LOSSES:

      A summary of transactions in the allowance for loan losses for the nine months ended September 30, 2002 and 2001 follows:

                                                  Nine Months Ended
                                                     September 30,
                                               -----------------------
                                                2002             2001
                                               -------         -------
Balance, beginning of period                   $   960         $   929
Provision charged to operating expenses             90              90
Recoveries of loans charged off                     88              13
Loans charged off                                  (83)            (72)
                                               -------         -------

Balance, end of period                         $ 1,055         $   960
                                               =======         =======

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

OVERVIEW

      Net income of the Bank increased from $1,250,000 for the nine months ended September 30, 2001 to $1,403,000 for the nine months ended September 30, 2002 and earnings per share increased from $1.39 to $1.56. The increase in earnings was a result of the increase in net interest income offset somewhat by increased operating expenses.

NET INTEREST EARNINGS

      The Bank's taxable equivalent net interest income increased from $3,921,000 for the nine months ended September 30, 2001 to $4,711,000 for the nine months ended September 30, 2002, principally because of the decrease in cost of funds. The Bank's net yield on earning assets for 2002 was 4.89% compared to 4.43% for 2001. The yield on earning assets declined during the period analyzed; however, cost of funds declined at a greater rate. Table I shows the average balances for assets and liabilities, the rates earned on earning assets and the rates paid on deposits and borrowed funds.

ALLOWANCE FOR LOAN LOSSES AND PROVISION FOR LOAN LOSSES

      The provision for loan losses remained unchanged at $90,000 for the nine months ended September 30, 2002 and 2001, respectively. The allowance for loan losses ("ALL") was $1,055,000 (1.08% of loans) at the end of the third quarter of 2002 compared with $961,000 (1.16% of loans) at the end of the third quarter of 2001. The ALL is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans, historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. The calculation of the ALL is considered to be a critical accounting policy.

NONINTEREST INCOME

      Noninterest income was $300,000 and $157,000 for the nine months ended September 30, 2002 and 2001, respectively. Noninterest income (excluding security gains) as a percentage (annualized) of average assets was .24% and .20% for September 30, 2002 and 2001, respectively. Service charges increased from $72,000 for the nine months ended September 30, 2001 to $128,000 for the nine months ended September 30, 2002, principally as a result of an increase in service activity. Other income increased from $84,000 to $129,000 for the nine months ended September 30, 2001 and 2002, respectively. This increase was due predominately as a result of insurance commissions from the sale of accidental, life and health insurance.

NONINTEREST EXPENSES

      Noninterest expenses were $2,623,000 and $1,932,000 for the nine months ended September 30, 2002 and 2001, respectively. Noninterest expenses as a percentage (annualized) of average assets was 2.51% for the nine months ended September 30, 2002, up from 2.08% for the same period of 2001. Salaries and benefits increased as a result of normal salary increases and additional staff for the branch at Marlinton. In addition, the cost of group health insurance increased approximately 8% from 2001 to 2002. Stationary, supplies & printing and courier expenses increased as a result of the new branch. Advertising expenses as of September 30, 2001 were $34,000 compared with $53,000 for September 30, 2002, reflecting the additional expense of the Marlinton branch. Other expenses increased primarily as a result of accruing for software/hardware conversions during 2002. These expenses include advertising, convention and meeting, education and seminars, and conversion. In addition, accruals were made for the annual report & shareholder meeting expense.

INCOME TAX EXPENSE

      Income tax expense equaled 28.49% of income before income taxes for the nine months ended September 30, 2002 compared with 28.08% for the nine months ended September 30, 2001.

LOANS

      Total loans increased from $83,757,000 at December 31, 2001 to $98,849,000 at September 30, 2002. A schedule of loans by type is shown in Note 3 to the financial statements. Approximately 76% of the loan portfolio is secured by real estate.

LOAN PORTFOLIO RISK FACTORS

      Loans accounted for on a nonaccrual basis were $112,000 at September 30, 2002 (.11% of total loans). Accruing loans which are contractually past due 90 days or more as to principal or interest totaled $1,764,000 (1.78% of total loans). Loans are placed in a nonaccrual status when management has information that indicates that principal or interest may not be collectable. Management has not identified any additional loans as "troubled debt restructurings" or "potential problem loans."

DEPOSITS

      The Bank's deposits increased $10,309,000 during the first nine months of 2002 to $118,871,000. A schedule of deposits by type is shown in the balance sheets. Time deposits of $100,000 or more were 14.46% of total deposits at September 30, 2002 and 13.71% of total deposits at September 30, 2001.

CAPITAL

      Capital as a percentage of total assets was 15.59% at September 30, 2002 and significantly exceeded regulatory requirements. The Bank is considered to be well capitalized under the regulatory guidelines.

LIQUIDITY AND INTEREST SENSITIVITY

      At September 30, 2002, the Bank had liquid assets of approximately $3.9 million in the form of cash and due from banks and federal funds sold. Management believes that the Bank's liquid assets are adequate at September 30, 2002. Additional liquidity may be provided by the growth in deposit accounts and loan repayments. In the event the Bank would need additional funds, it has the ability to purchase federal funds and borrow under established lines of credit of $9.3 million.

      At September 30, 2002, the Bank had a negative cumulative Gap Rate Sensitivity Ratio of 39.35% for the one year repricing period. This rate does not reflect the historical movement of funds during varying interest rate environments. Adjusting for historical interest rate movement, the adjusted Gap Ratio is - 8.20%. This generally indicates that earnings would improve in a declining interest rate environment as liabilities reprice more quickly than assets. Conversely, earnings would probably decrease in periods during which interest rates are increasing. Management constantly monitors the Bank's interest rate risk and has decided that the current position is an acceptable risk for a growing community bank operating in a rural environment. Table II shows the Bank's interest sensitivity.

                                     TABLE I

                              PENDLETON COUNTY BANK
                          NET INTEREST MARGIN ANALYSIS
                        (ON A FULLY TAX EQUIVALENT BASIS)
                          (DOLLAR AMOUNTS IN THOUSANDS)

                                              NINE MONTHS ENDED                        NINE MONTHS ENDED
                                              SEPTEMBER 30, 2002                       SEPTEMBER 30, 2001
                                     ------------------------------------      -----------------------------------
                                      AVERAGE       INCOME/                    AVERAGE      INCOME/
                                     BALANCE(3)     EXPENSE        RATES       BALANCE      EXPENSE         RATES
                                     --------      --------      --------      --------     --------      --------
Interest and Dividend Income
   Loans(1)
      Commercial                     $  9,829      $    549          7.45%     $  9,061     $    622          9.15%
      Real estate                      67,625         3,802          7.50%       57,269        3,603          8.39%
      Installment                      13,311           909          9.11%       11,807          832          9.40%
      Credit Card                         250            23         12.27%          234           20         11.40%
   Federal funds sold                   2,253            28          1.66%        3,497          108          4.12%
   Interest bearing deposits              124             3          3.23%           57            2          4.68%
   Investments
      Taxable                          15,218           598          5.24%       18,603          905          6.49%
      Nontaxable(2)                    19,787           989          6.67%       17,403          936          7.17%
                                     --------      --------      --------      --------     --------      --------

Total earning assets                  128,397         6,901          7.17%      117,931        7,028          7.95%
                                     ========      --------      --------      ========     --------      --------

Interest Expense
   Demand deposits                     24,392           123          0.67%       20,251          153          1.01%
   Savings                             26,638           333          1.67%       25,412          534          2.80%
   Time deposits                       62,203         1,731          3.71%       57,345        2,413          5.61%
   Other borrowings                       172             3          2.33%          148            7          6.31%
                                     --------      --------      --------      --------     --------      --------

   Total Interest Bearing
      Liabilities                    $113,405      $  2,190          2.57%     $103,156     $  3,107          4.02%
                                     ========      --------      ========      ========     --------      ========

   Net Interest Income(1)                             4,711                                    3,921
                                                   ========                                 ========

Net yield on interest
   earning assets                                                    4.89%                                    4.43%
                                                                 ========                                 ========

(1)   Interest on loans includes loan fees.

(2) An incremental tax rate of 34% was used to calculate the tax equivalent income.

(3)   Average balances include nonaccrual loans.

                                    TABLE II
                              PENDLETON COUNTY BANK
                          INTEREST SENSITIVITY ANALYSIS
                               SEPTEMBER 30, 2002
                          (DOLLAR AMOUNTS IN THOUSANDS)

                                    0-3          4-12          1-5          OVER 5
                                  MONTHS        MONTHS        YEARS         YEARS         TOTAL
                                 --------      --------      --------      --------      --------
USES OF FUNDS:

Loans                            $ 18,975      $ 17,629      $ 32,848      $ 29,397      $ 98,849
Interest bearing
     bank deposits                    128                                                     128
Investment securities                 252         1,581        15,359        18,278        35,470
Federal funds sold                  1,000                                                   1,000
                                 --------      --------      --------      --------      --------

     Total                         20,355        19,210        48,207        47,675       135,447
                                 --------      --------      --------      --------      --------

SOURCES OF FUNDS:

Interest bearing
     demand deposits               17,002                                                  17,002
Regular savings                    26,843                                                  26,843
Certificates of deposits
     $100,000 and over              5,497         7,668         3,101           919        17,185
Other certificates of
     deposits                      15,861        19,224         9,877         1,853        46,815
Treasury tax and loan note            775                                                     775
                                 --------      --------      --------      --------      --------

Total                              65,978        26,892        12,978         2,772       108,620
                                 --------      --------      --------      --------      --------

Discrete Gap                      (45,623)       (7,682)       35,229        44,903        26,827

Cumulative Gap                    (45,623)      (53,305)      (18,076)       26,827

Ratio of Cumulative Gap
     To Total Earning Assets       -33.68%       -39.35%       -13.35%       19.81%

Item 3. Controls and Procedures

EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES

      As a result of the enactment of the Sarbanes-Oxley Act of 2002, issuers such as Pendleton County Bank that file periodic reports under the Securities Exchange Act of 1934 (the "Act") are now required to include in those reports certain information concerning the issuer's controls and procedures for complying with the disclosure requirements of the federal securities laws. Under rules adopted by the Securities and Exchange Commission effective August 29, 2002, these disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports it files or submits under the Act, is communicated to the issuer's management, including its principal executive officer or officers and principal financial officer or officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

      We have established our disclosure controls and procedures to ensure that material information related to Pendleton County Bank is made known to our principal executive officer and principal financial officer on a regular basis, in particular during the periods in which our quarterly and annual reports are being prepared. These disclosure controls and procedures consist principally of communications between and among the Chief Executive Officer and the Chief Financial Officer to identify any new transactions, events, trends, contingencies or other matters that may be material to the Bank's operations. As required, we will evaluate the effectiveness of these disclosure controls and procedures on a quarterly basis, and most recently did so as of November 13, 2002, a date within 90 days prior to the filing of this quarterly report. Based on this evaluation, Pendleton County Bank's management, including the Chief Financial Officer, concluded that such disclosure controls and procedures were operating effectively as designed as of the date of such evaluation.

            CHANGES IN INTERNAL CONTROLS

      During the period reported upon, there were no significant changes in Pendleton County Bank's internal controls pertaining to its financial reporting and control of its assets or in other factors that could significantly affect these controls.

                                    PART II.

ITEM 1.       LEGAL PROCEEDINGS -

Not Applicable

ITEM 2.       CHANGES IN SECURITIES -

Not Applicable

ITEM 3.       DEFAULTS UPON SENIOR SECURITIES -

Not Applicable

ITEM 4.       SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS -

None

ITEM 5.       OTHER INFORMATION -

None

ITEM 6.       EXHIBITS AND REPORTS ON 8-K -

A.    EXHIBITS

No.                             Description
---                             -----------
3.1      Certificate of Incorporation of the Farmers & Merchants Bank of
                 Marlington dated March 9, 1925 (1)

3.2      Amendment to Certificate of Incorporation of the Farmers & Merchants
                 Bank of Marlington, dated March 29, 1937 (1)

3.3      Amendment to Certificate of Incorporation of Pendleton County Bank
                 dated January 7, 1946 (1)

3.4      Articles of Amendment to the Articles of Incorporation of Pendleton
                 County Bank dated March 12, 1986 (1)

3.5      Certificate of Amendment to the Articles of Incorporation of Pendleton
                 County Bank dated December 13, 1999 (1)

3.6      Bylaws of Pendleton County Bank (1)

3.7      Article of Amendment for the Articles of Incorporation of
                 Pendleton County Bank dated March 18, 2002 (2)

4.2      Specimen Common Stock Certificate of Pendleton County Bank (1)

10.1     Employment Agreement with William A. Loving (1)

10.2     Executive Severance Agreement with William A. Loving (1)

         (1) These Exhibits are incorporated by reference to the Exhibits to Pendleton County Bank Form 10SB filed April 30, 2001

         (2) This Exhibit is incorporated by reference to the Exhibits to Pendleton County Bank Form 10-QSB filed March 31, 2002

B.    REPORTS ON 8K

                 No reports were filed for the quarter ended September 30, 2002.